SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2009

(Exact name of registrant as specified in its charter)

Nevada	000-52051	87-0579824
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

The Mint Leasing, Inc.
323 N. Loop West
Houston, Texas 77008
 (Address of principal executive offices)

(713) 665-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On or around October 27, 2009, The Mint Leasing, Inc. (the “Company,” “Mint Leasing,” “we,” and “us”), entered into a Modification, Renewal and Extension Agreement and an Amended and Restated Loan Agreement in connection with its $33,000,000 line of credit facility with Sterling Bank of Houston, Texas (“Sterling Bank” and collectively the “Renewal”).  Pursuant to the Renewal, the line of credit was renewed in the amount of $29,238,162, which totaled the amount outstanding under the line of credit as of September 30, 2009, and the maturity date of the line of credit was extended until October 10, 2010.  The Renewal bears interest at the prime rate plus 2%, subject to a floor of 6%.  The Renewal requires that the Company make monthly payments of interest and principal of $650,000, beginning in November 2009, and continuing for six months thereafter, increasing to $700,000 for the following five months with the entire remaining balance of the line of credit due and payable on October 10, 2010.

The repayment of the credit facility is secured by a security interest over substantially all of the Company’s assets and leases, the personal guaranty of our Chief Executive Officer and Chairman, Jerry Parish and our Director, Victor Garcia, as well as $1,000,000 life insurance policies on Mr. Parish and Mr. Garcia.

The Company’s credit facility with Sterling Bank, requires it to comply with certain affirmative and negative covenants customary for restricted indebtedness.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MINT LEASING, INC.

Date: October 28, 2009	By: /s/ Jerry Parish
Jerry Parish President & CEO